UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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TIMKENSTEEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIMKENSTEEL CORPORATION

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2021

On March 18, 2021, TimkenSteel Corporation filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to its Annual Meeting of Shareholders to be held on May 5, 2021. This supplement (the “Supplement”) should be read in conjunction with the Proxy Statement.

Proposal 5 of the Proxy Statement concerns the approval of the TimkenSteel Corporation Amended and Restated 2020 Equity and Incentive Compensation Plan (“Proposal 5”).

The Proxy Statement indicated that the affirmative vote of a majority of the votes cast on Proposal 5 is required for the approval of Proposal 5. The Proxy Statement also indicated that in determining whether Proposal 5 has received the affirmative vote of a majority of the votes cast on the proposal, abstentions and broker non-votes are not considered votes cast and, therefore, will not count either in favor of or against Proposal 5. While the disclosure regarding the treatment of abstentions with respect to Proposal 5 is accurate as it relates to the approval requirements under our Code of Regulations, the Proxy Statement did not clarify that, for purposes of the rules of the New York Stock Exchange (the “NYSE”), the minimum vote that constitutes approval of an equity compensation plan is approval of a majority of votes cast (i.e., the number of votes cast in favor of a proposal exceeds the aggregate of votes cast against the proposal plus abstentions).

The purpose of this Supplement is to clarify the voting requirements set forth in the second paragraph under “What vote is necessary to pass the items of business at the annual meeting?” on page 83 of the Proxy Statement by amending and restating such paragraph as follows:

“The affirmative vote of a majority of the votes cast on the proposal is required for Proposal 2, ratification of the selection of Ernst & Young LLP as the company’s independent auditor, and Proposal 5, approval of the TimkenSteel Corporation Amended and Restated 2020 Equity and Incentive Compensation Plan. In determining whether Proposal 2 has received the affirmative vote of a majority of the votes cast on the proposal, abstentions and broker non-votes are not considered votes cast and, therefore, will not count either in favor of or against the proposal. In determining whether Proposal 5 has received the affirmative vote of a majority of the votes cast on the proposal, (i) abstentions and broker non-votes are not considered votes cast and, therefore, will not count either in favor of or against the proposal for purposes of the approval requirements under our Code of Regulations and (ii) for purposes of the rules of the NYSE, abstentions will have the same effect as votes against the proposal and broker non-votes are not considered votes cast and, therefore, will not count either in favor of or against the proposal. If Proposal 5 is not approved by our shareholders for purposes of the rules of the NYSE, then the TimkenSteel Corporation Amended and Restated 2020 Equity and Incentive Compensation Plan will not become effective, no awards will be granted under such plan document, and the TimkenSteel Corporation 2020 Equity and Incentive Compensation Plan will continue in accordance with its terms as previously approved by our shareholders.”

Except as revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

If you have already submitted a proxy, your vote will count as submitted by you. If you have already submitted a proxy and wish to change your vote, please revoke your proxy by following the procedures described in the Proxy Statement and vote again. If you have not yet submitted a proxy, the Board of Directors urges you to vote by following the procedures described in the Proxy Statement.

This Supplement has been filed with the Securities and Exchange Commission and first made available to shareholders on March 19, 2021.